Exhibit 99.1

FOR IMMEDIATE RELEASE

Natera Inc. Announces Appointment of Mike Brophy as New Chief Financial Officer

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Former Chief Financial Officer Herm Rosenman to Join Natera’s Board of Directors

SAN CARLOS, Calif. (FEBRUARY 3, 2017) — Natera Inc. (NASDAQ: NTRA), a leader in non-invasive genetic testing, announced today the appointment of Mike Brophy as Natera’s new chief financial officer, effective February 1, 2017. Mr. Brophy replaces Herman (“Herm”) Rosenman, who joined the Company’s board of directors effective February 1, 2017 following his three-year tenure as Natera’s current CFO, a position he held since January 2014. Mr. Rosenman’s resignation was effective January 31, 2017.

Mr. Brophy has served as Natera’s senior vice president of Finance and Investor Relations since September 2016, and served as the Company’s vice president of Corporate Development and Investor Relations since September 2015. Prior to joining Natera, he served as an executive director and as a vice president in the investment banking division of Morgan Stanley, where he focused on advising corporate clients in the life science tools and diagnostics sector. Mr. Brophy holds a master’s degree in business administration from the University of California, Los Angeles and a Bachelor of Science degree in economics from the United States Air Force Academy.

“We are pleased to announce the promotion of Mike to CFO, which has long been a part of our succession planning for the company. Mike has succeeded in his past roles at Natera and will be essential to Natera’s continued growth. We also want to thank Herm Rosenman for his many important contributions to the company so far,” Matt Rabinowitz, CEO of Natera said.  “We look forward to continuing to benefit from his expertise and guidance as he begins his new role as a member of the board of directors.”

About Natera

Natera is a genetic testing company that develops and commercializes non-invasive methods for analyzing DNA. The mission of the company is to transform the diagnosis and management of genetic disease. In pursuit of that mission, Natera operates a CAP-accredited laboratory certified under the Clinical Laboratory Improvement Amendments (CLIA) in San Carlos, CA, and it currently offers a host of proprietary genetic testing services primarily to OB/GYN physicians and fertility centers, as well as to genetic laboratories through its cloud-based Constellation™ software system.

Tests include the Spectrum® pre-implantation genetic test for embryo selection during IVF; the Anora® miscarriage test to understand the genetic causes of a pregnancy loss; the Horizon™ carrier test to detect inherited mutations; and the Panorama® non-invasive prenatal test (NIPT) to identify common chromosomal anomalies in a fetus as early as nine weeks of gestation.

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Each test described has been developed and its performance characteristics determined by the CLIA-certified laboratory performing the test.

These tests have not been cleared or approved by the U.S. Food and Drug Administration (FDA). Although FDA does not currently clear or approve laboratory-developed tests in the U.S., certification of the laboratory is required under CLIA to ensure the quality and validity of the tests.

Natera is also applying its unique technologies to develop non-invasive screening and diagnostic tools for earlier detection and improved treatment of cancer. These tests have not been cleared or approved by the U.S. Food and Drug Administration.

Forward-looking statements

This release contains forward-looking statements. All statements other than statements of historical facts contained in this press release are forward-looking statements. Any forward-looking statements contained in this press release are based upon Natera’s historical performance and its current plans, estimates, and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Natera’s expectations as of the date of this press release.

Subsequent events may cause these expectations to change, and Natera disclaims any obligation to update the forward-looking statements for any reason after the date of this press release. These forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results to differ materially. Such risks and uncertainties are discussed in greater detail in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Natera’s Form 10-Q for the quarter ended September 30, 2016. Further information on potential risks that could affect actual results will be included in other filings Natera makes with the SEC from time to time. These documents are available for free on the company’s website at www.natera.com under the Investor Relations section, and on the SEC’s website at www.sec.gov.

Contacts:

Natera, Inc.

Mike Brophy, Chief Financial Officer, 650-249-9091 x1471

mbrophy@natera.com

Laura Zobkiw, Corporate and Media Relations, 650-249-9091 x1649

Lzobkiw@natera.com

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